PRICING SUPPLEMENT                                          File No. 333-132911
------------------                                               Rule 424(b)(3)
(To MTN Prospectus Supplement, General Prospectus Supplement
  and Prospectus, each dated March 31, 2006)
Pricing Supplement Number:  2597

                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series C
                  Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount:               $50,000,000                               Original Issue Date:                   November 08, 2006

CUSIP Number:                   590188YYQ8                                Stated Maturity Date:                  April 29, 2011

Issue Price:                    100.00%

Interest Calculation:                                                     Day Count Convention:
----------------------                                                    ---------------------------
|x|  Regular Floating Rate Note                                           |x|   Actual/360
| |  Inverse Floating Rate Note                                           | |   30/360
      (Fixed Interest Rate):                                              | |   Actual/Actual



Interest Rate Basis:
----------------------
|x|  LIBOR                                                            | |   Commercial Paper Rate
| |  CMT Rate                                                         | |   Eleventh District Cost of Funds Rate
| |  Prime Rate                                                       | |   CD Rate
| |  Federal Funds Rate                                               | |   Other (see attached)
| |  Treasury Rate

  Designated CMT Page:                                               Designated LIBOR Page:
               CMT Moneyline Telerate Page:                                    LIBOR MoneylineTelerate Page: 3750
                                                                                       LIBOR Reuters Page:

Index Maturity:             One Month                                 Minimum Interest Rate:                     Not Applicable


Spread:                     0.1700%                                   Maximum Interest Rate:                     Not Applicable

Initial Interest Rate:      Calculated as if the Original Issue       Spread Multiplier:                         Not Applicable
                            Date was an Interest Reset Date

Interest Reset Dates:       Monthly, on the 29th, commencing on
                            November 29, 2006, subject to modified following Business Day convention.


Interest Payment Dates:     Monthly, on the 29th, commencing on November 29, 2006, subject to modified following Business Day convention. Short Stub at the first payment.

Repayment at the
Option of the Holder:       The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:      The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                       The Notes are being issued in fully registered book-entry form.

Trustee:                    The Bank of New York

Underwriting Discount:      0.0000%

Dated:                      October 25, 2006